Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), David Hung, M.D., Chief Executive Officer of Nuvation Bio Inc. (the “Company”), and Jennifer Fox, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 originally filed with the Securities and Exchange Commission on March 11, 2021 (such Amendment No. 1, dated May 21, 2021, the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 21, 2021

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 21st day of May, 2021.

/s/ David Hung, M.D.	/s/ Jennifer Fox
David Hung, M.D.	Jennifer Fox
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Nuvation Bio Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date hereof), irrespective of any general incorporation language contained in such filing.